Exhibit 10.1

MINERAL PROPERTY ACQUISITION AGREEMENT

THIS AGREEMENT is made the 30th day of July 2012.

BETWEEN:

SANTO MINING CORPORATION., a Nevada company, whose address is Avenida Sarasota No. 20, Torre Empresarial AIRD, Suite # 1103, La Julia, Santo Domingo, Dominican Republic (the “Purchaser”);

AND

GEXPLO GOLD SRL., a Limited Liability Corporation organized and existing in accordance with the laws of the Dominican Republic, Mercantile Registry No. 72792SD, RNC 13070344-2, legal address of head office at Suite No. 315, No. 10 on Avenida Tiradentes, Naco, city of Santo Domingo, National District, duly represented by its company manager, Mr. ALAIN FRENCH, English, (citizen of the United Kingdom), of legal age, unmarried, businessman, holder of United Kingdom Passport No. 705244743, residential address in La Cobacha, Majagual in the province of Samana (the “Vendor”);

AND

ROSA HABEILA FELIZ RUIZ, the Chief Executive Officer and Director of the Purchaser, whose address is Avenida Sarasota No. 20, Torre Empresarial AIRD, Suite # 1103, La Julia, Santo Domingo, Dominican Republic (“Ruiz”).

WHEREAS:

A.                The Vendor is the registered beneficial owner of an undivided one hundred percent (100%) right, title and interest in and to certain prospective mineral claims in the Dominican Republic as described in Schedule "A" attached hereto (the "Property");

B.                 The Vendor have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor, 100% right, title and interest in and to the Property and any deposits of minerals on the Properties, in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 now paid by the Purchaser to the Vendor and for other good and valuable consideration, the receipt and sufficiency whereof the Vendor hereby acknowledge, THE PARTIES HERETO AGREE AS FOLLOWS:

1.         Definitions

1.1       In this Agreement the following expressions shall, where the context so admits, bear the meaning respectively set opposite them:

(a)    "Agreement”  means this Agreement, as the same may be amended, supplemented or modified from time to time by mutual agreement of the parties.

(b)   “Acquisition Period” means the period from the signing of this Agreement through the Closing Date.

(c)    “Closing Date” means the date on which the Vendor receives the 6,456,600 shares from Ruiz.

(d)   "Property"  means those certain mineral rights described in Schedule "A", together with all leases, licenses, claims and all other interests derived from any such permits, leases, licenses, claims and other interests necessary for the development of the Properties or for the purpose of placing the Properties into production or of continuing exploration on the Properties.

(e)    "Purchase Price” means the consideration specified in Subsection 3.2 hereof for the purchase of the Property by the Purchaser.

2.         Representations And Warranties Of The Purchaser And The Vendor

2.1       The Purchaser hereby represents and warrants to the Vendor as follows:

(a)        it is a valid corporation duly incorporated under the laws of Nevada and in good standing under the laws of Nevada;

(b)        it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it;

(c)        there is no provision in its memorandum or articles or equivalent constituent documents, and no provision in an existing mortgage, indenture, guarantee, contract or agreement binding on it, and no provision in any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it, which would be contravened by its execution, delivery or performance of this Agreement, and to the best of its knowledge it is not in default under any such mortgage, indenture, guarantee, contract or agreement or in violation of any such statute, rule, regulation, judgment, decree, order, franchise or permit, which default or violation would have material adverse effect on the Purchaser; and

(d)       no proceedings are pending for, and it is unaware of any basis for the institution of, any proceedings relating to the dissolution or winding up of it or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent persons.

2.2       The representations and warranties contained in subsection 2.1 are provided for the exclusive benefit of the Vendor, and a breach of any one or more thereof may be waived by the Vendor, in whole or in part, at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

2.3       The Vendor hereby represents and warrants to the Purchaser as follows:

(a)        the Vendor is, and at the time of transfer to the Purchaser of the Property will be, the recorded and beneficial owner of a 100% undivided right, title and interest in and to the Property free and clear of all liens, charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, and no taxes or rentals are or will be due in respect of any thereof;

(b)        the Property, as described in Schedule "A", are owned by the Vendor free and clear of all liens, charges and encumbrances;

(c)        there is no adverse claim or challenge to the ownership of or title to the Property nor to the knowledge of the Vendor after due inquiry is there any basis therefor, and there are no outstanding agreements or options or other rights to acquire or purchase his interest in the Property or any portion thereof, and no person, other than the Vendor pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from the Property or otherwise;

(d)       the Vendor is the sole recorded and beneficial owner of the Property, and has the full right, title, capacity and authority to own the Property and to enter into this Agreement with the Purchaser and perform its obligations hereunder, and the execution, delivery and performance hereof by Vendor will neither constitute a default under or violate any provisions of any mortgage, indenture, guarantee, contract or agreement binding on Vendor or any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Vendor nor, if the Vendor is a company, any provision of its memorandum, articles, by-laws or other constitutional documents;

(e)        the Vendor holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership and operation of its business and the ownership of the Property

(f)        the mineral claim application and or mineral claim comprising the Property have been properly staked and recorded and are in good standing under all applicable laws of the Dominican Republic;

(g)        neither the Vendor nor, to the best of their knowledge, any predecessor in interest or title of the Vendor to the Property has done anything whereby the Property may be encumbered or subject to any liability or adverse interest of any nature or kind;

(h)        each and every mineral claim application and or mineral claim in respect of the Property has been duly made, granted and recorded, and is free of defects and in good standing pursuant to the laws of the jurisdiction in which the Property is situate; and

(i)         according to the Dominican Mining Law #146 Vender has the right to enter all Property to conduct exploration work subject to payment of any damages to the land owner.

2.4       The representations and warranties contained in subsection 2.3 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser, in whole or in part, at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

2.5       The representations and warranties of the parties hereinbefore set out are conditions upon which the parties have relied on in entering into this Agreement.  Any defaulting party shall be liable and shall indemnify and save harmless the non-defaulting party from any and all loss (including economic loss), costs, damages, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

3.         Acquisition of the Property

3.1       The Vendor, subject to the terms hereof, hereby agrees to sell to the Purchaser and, on the Closing Date, to transfer to the Purchaser, a 100% undivided right, title and interest in and to the Property free from all liens, mortgages, charges, pledges, encumbrances, claims, liabilities, adverse interests or other burdens of any nature or kind (each, a "burden") with all rights now or thereafter attached thereto. If the Purchaser should notify the Vendor in writing of any burden or burdens against the Property then the Vendor shall, after ascertaining the validity thereof, which shall be prosecuted in good faith, and in any event within a reasonable period of time after notification thereof by the Purchaser, attend to the discharge of such burden or burdens at their own expense, or will indemnify the Purchaser against the same and will provide such security as may reasonably be requested by the Purchaser to secure such indemnity.

The Purchaser and Ruiz agree to purchase the Property and pay the consideration hereinafter specified.

(a)                3.2       The Vendor shall receive the following as payment for the sale of the Property (the “Purchase Price”):6,456,600 shares of the Purchaser’s common stock currently in Ruiz’s possession, which shall equate to 10.20% of the Purchaser’s total issued and outstanding common stock on the Closing Date, to be transferred to the Vendor on the Closing Date; and

(b)               the cancelation of the promissory note for $59,770.39 from the Purchaser to the Vendor dated May 31, 2012.

Ruiz shall pay the Purchase Price to Vendor on behalf of the Purchaser, and such shall constitute full and final satisfaction of the Purchase Price to the Vendor on a joint and several basis.

3.3       The Closing Date shall occur within 7 days of the satisfaction of the following conditions:

(a)    The Purchaser shall enter into a financing agreement with a third party for an aggregate of $500,000, with $200,000 to be raised on or before Closing Date and the remaining $300,000 within 60 days of Closing. The failure of the remaining $300,000 to be raised within 60 days of Closing or at any point will not constitute a breach of this Agreement.

(b)   The Vendor shall receive 6,456,600 shares of the Purchaser’s common stock from Ruiz, which shall equate to 10.20 % of the Purchaser’s total issued and outstanding common stock.

(c)    The appointment of Alain French, a principal of the Vendor, as the Purchaser’s President, CEO and a member of its board of directors.

(d)   The recapitalization of the issued and outstanding common shares by initiating a reverse stock split of the Corporation’s issued and outstanding shares of Common Stock, such that each of the Corporation’s issued and outstanding shares of Common Stock shall be automatically reclassified and changed on the basis of 1 new share for each 4 old shares

3.4       If the remaining $300,000 in the financing is raised, then the Purchaser will have the first right of refusal to purchase an additional four (4) properties defined in Schedule “B”, defined herein as the “Option Properties.” If the Purchaser acquires the Option Properties, the Vendor shall receive an additional 25,826,403 shares of the Purchaser’s common stock from Ruiz, which shall equate to 40.80% of the Purchaser’s total issued and outstanding common stock.

3.5       Vendor recognizes that the acquisition by the Purchaser of the Property is subject to the approval of regulatory authorities in the Dominican Republic and, accordingly, the Vendor agrees to do and complies with all such other acts and things as are reasonably required by the regulatory authorities to transfer the Property and shall hold the Property for the benefit of Purchaser until such transfer occurs.  Where a variation in the terms of this Agreement is reasonably required by the regulatory authorities, such change will be deemed to be accepted by the parties hereto and form part of the terms of this Agreement, provided that such change does not materially effect the share structure, funding amount or scheduling as set out in this Agreement.

4.         Registration And Transfer Of Property

4.1       Upon receipt of the Purchase Price the Vendor shall deliver to the Purchaser such transfer documents (hereinafter referred to as the "Property Transfer Documents") as the Purchaser or its counsel may reasonably deem necessary to assign, transfer and assure to the Purchaser, good, safe and marketable holding and title to 100% undivided right, title and interest in and to the Property.

4.2       The Purchaser shall be entitled to record all Property Transfer Documents contemplated hereby at its own cost with the appropriate government office to effect legal transfer of the Property into the name of the Purchaser, provided that the Purchaser shall hold the Property subject to the terms of this Agreement until payment of the Purchase Price, it being understood that the transfer of legal title to the Property to the Purchaser prior to the payment of the entire Purchase Price is for administrative convenience only.

5.         Obligations Of The Purchaser During The Currency Of This Agreement

5.1       From the date of this Agreement until the transfer of the Property, the Vendor shall:

 (a)       maintain the Property in good standing by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges arising from the Purchaser's activities thereon, except those at the time being contested in good faith by the Purchaser;

(b)        permit the Purchaser, their employees, agents and designated consultants, at their own risk, access to the Property at all reasonable times and the Vendor agrees to indemnify the Purchaser against and save it harmless from all costs, claims, liabilities, expenses and damages of any nature or kind that the Vendor may incur or suffer as a result of any injury (including injury causing death) to any employee, agent or designated consultant of the Purchaser while on the Properties;(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinance of any governmental authority; and

(d)       indemnify and save the Purchaser  harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Vendor’s  activities on the Property; provided that the Vendor shall incur no obligations hereunder in respect of any such costs, claims, liabilities and expenses arising or damages suffered after the termination of this Agreement if upon the termination of this Agreement any workings on or improvements to the Property made by the Purchaser are left in a safe condition.

6.         Termination Of This Agreement

6.1       If the Closing Date does not occur within 90 days of the date of this Agreement, this Agreement may be terminated by either party by giving written notice of such to the other party.

6.2       The Purchaser shall have the right, within a period of 180 days following the termination of this Agreement, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Purchaser, and any such Property not removed within such 180-day period shall thereafter become the Property of the Vendor.

7.         Force Majeure

7.1       If the Purchaser is at any time either during the Acquisition Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Purchaser, then the time limited for the performance by the Purchaser of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, provided, however, that nothing herein shall discharge the Purchaser from its obligations hereunder to maintain the Property in good standing.

7.2       The Purchaser shall give prompt notice to the Vendor of each event of force majeure and upon cessation of such event shall furnish the Vendor with notice to that effect together with particulars of the number of days by which the obligations of the Purchaser hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

7.3       After the Commencement of Commercial Production, the Purchaser shall work, mine and operate the Property during such time or times as the Purchaser in its sole judgment considers such operations to be profitable. The Purchaser may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Purchaser's sole judgment, has accumulated or would otherwise accumulate.

8.         Confidential Information

8.1       No information furnished by either party hereunder in respect of the activities carried out on the Property by either party, or related to the sale of substances derived from the Property, shall be published or otherwise disclosed or disseminated by either party without the prior written consent of either party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws.

8.2       The consent required by paragraph 8.1 will not apply to a disclosure:

(a)        to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(b)        to any third party to whom the disclosing party contemplates a transfer of all or any part of its interest in this Agreement;

(c)        to a governmental agency or to the public which such party believes in good faith is required by pertinent laws or regulation or the rules of any applicable stock exchange;

(d)       to an investment dealer, broker, bank or similar financial institution, in confidence if required as part of a due diligence investigation by such financial institution in connection with a financing required by such party or its shareholders or affiliates to meet, in part, its obligations under this Agreement; or

(e)        in a prospectus or other offering document pursuant to which such party proposes to raise financing to meet, in part, its obligations under this Agreement.

9.         Notice

9.1       Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the party entitled to receive the same, or delivered to such party, at the address for such party specified above or given by facsimile (with electronic confirmed receipt).  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, the first business day after the date of transmission if given by facsimile (with electronic confirmed receipt) or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

9.2       Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

10.       General

10.1     This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

10.2     The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever.  No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

10.3     No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

10.4     The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

10.5     Subject to the Vendor conducting a satisfactory review of the third party, the Purchaser may assign its rights and obligations under this Agreement to a third party, provided that the third party is an OTC Bulletin Board listed company and the Vendor receives an equal percentage ownership in the third party.  Any transaction undertaken hereby will be required to close within 30 days of the assignment.

10.6     This Agreement is subject to the approval of the appropriate regulatory authorities and the parties agree to such reasonable amendments as may be required by those regulatory authorities.

10.7     The Purchaser shall not undertake any split or consolidation of its common shares, or file any registration statements with the U.S. Securities and Exchange Commission, for a period of 6 months from the time that the Option Property is acquired.

10.8     The Purchaser shall not undertake any amendments to its articles of incorporation or any split or consolidation of its common shares, or file any registration statements with the U.S. Securities and Exchange Commission, for a period of 6 months from the Closing Date. In no event shall the Purchaser undertake any action which will reduce the Vendor’s percentage ownership of the Purchaser’s common stock until this Agreement is closed or terminated.

10.9     This Agreement shall be construed in accordance with the laws in force from time to time in the state of Nevada.

10.10   This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Vendor has hereunto set his hand, and the corporate seal of the Purchaser has hereunto been affixed in the presence of its duly authorized officers in that behalf, as of the day and year first above written.

SIGNED AND DELIVERED BY
SANTO MINING CORPORATION.

Per:
          _/s/ ROSA HABEILA FELIZ RUIZ

         Authorized Signatory

SIGNED AND DELIVERED BY
GEXPLO GOLD SRL.

Per:
            /s/ALAIN FRENCH
         Authorized Signatory

SIGNED AND DELIVERED BY

_/s/ ROSA HABEILA FELIZ RUIZ
ROSA HABEILA FELIZ RUIZ

Schedule "A"

THIS IS SCHEDULE "A" to the Mineral Property Acquisition Agreement made as of the 30th day of July, 2012

"THE PROPERTY"

1)         Alexia Claim:  “ALEXIA”,  is located in the province of Dajabon, in the municipalities of Dajabon and Partido, specifically in the sections Chaucey, La Gorra and Partido Arriba, covering  Los Indios, Pueblo Nuevo, Hatico Viejo, El Junco, La Gallina, Tahuique and Charo located in the Dajabon 5874-I (11) and Loma de Cabrera 5874-II (19) topographical sheets, complying with the terms of mining law No. 146 and its regulations.

The total area covered by the exploration request is 2,775 mining hectares.

The Starting Point (PP in its Spanish acronym) is located 30.5 meters in a direction of S28O - 00’W from the Reference Point (PR in its Spanish acronym). This PP is identified on the ground by a concrete monument with the initials “PP” and with a partially buried two-inch diameter PVC tube filled with concrete.  The “PP” is located at coordinates UTM N2161967 and E232742 (Datum NAD27).

The Reference Point (PR) is identified on the ground in the same manner as the PP and is located on the east side of the road that connects Tahique y Chaucey. The PR is located at the coordinates N2161940 y E232727 (Datum NAD27) at a distance of 17 meters from the CC.

The Point of Reference has been connected to three (3) visuals with landmarks on the ground with the initials V1, V2, and V3 in the following manner:

From	To	Magnetic Direction	Distance (meters)	Direct Positive Angle
PR	PP	S 28O - 00’ W	30.5	00O - 00’
PR	V1	S 74O - 00’ W	21.2	46O - 00’
PR	V2	N 57O - 00’ W	16.1	95O - 00’
PR	V3	N 15O - 00’ W	20.4	137O - 00’
PR	CC	N	17	152O - 00’

PR:  N2161940 and E232727                                      PP:   N2161967 and E232742

BOUNDARY DESCRIPTIONS OF THE REQUESTED AREA:

The “ALEXIA”  concession boundaries will follow the direction of the Universal Transverse Mercator (UTM) grid, on vertices with incoming and outgoing angles of 90o, according to that outlined in the following table:

From Point of Beginning	To Point of Ending	Cardinal	Distance ( Meters)	UTM North (From POB)	UTM East (From POB)
PP	1	North	33.0	N2161967	E232742
1	2	East	1,258	N2162000	E232742
2	3	South	3,500	N2162000	E234000
3	4	East	1,000	N2158500	E234000
4	5	North	1,500	N2158500	E235000
5	6	East	1,500	N2160000	E235000
6	7	South	3,500	N2160000	E236500
7	8	West	5,500	N2156500	E236500
8	9	North	1,500	N2156500	E231000
9	10	West	1,000	N2158000	E231000
10	11	North	4,000	N2158000	E230000
11	12	East	2,742	N2162000	E230000

The data for the preparation of the map for this request was taken from the topographic sheet named Dajabon 5874-I (11) and Loma de Cabrera 5874-II (19) on a scale of 1:50,000.

The request is adjacent to the exploration concessions Fresso, Mal María, Cerro Chino and La Paloma.

The lands pertaining to the Concession are the Property of the following people: Federico García, Manuel De La Cruz, Martínez family, Alberto Tavarez, among others.

Schedule "B"

THIS IS SCHEDULE "B" to the Mineral Property Acquisition Agreement made as of the 30th day of July, 2012.

1) Walter Claim:

“WALTER”, located in the Sánchez Ramírez province, in the municipality of Cotui, in accordance with the Zambrana (Hatillo) #6172-I (55) topographic sheet, complying with the terms of mining law No. 146 and its regulations.

The total area covered by the exploration request is 200 mining hectares.

The Starting Point (PP in its Spanish acronym) is located 57 meters in a direction of N300W from the Reference Point (or PR in its Spanish acronym). The PP is identified on the ground by a concrete monument with the initials “PP” and with a partially buried two-inch diameter PVC tube filled with concrete.  The “PP” is located at coordinates UTM N2090512 and E372490 (NAD 27datum).

The Reference Point (PR) is identified on the ground in the same manner as the “PP” and is located on the south side of the road that connects Tocoa, La Placete and Maimon. The “PR” is located at the coordinates UTM N2090524 and E372443 (NAD 27datum) at a distance of 24 meters from the centre of the culvert over the  Guaré stream in the section of road that goes from Tocoa to La Placeta.

The Point of Reference has been connected to three (3) land visuals in the following manner:

WALTER Connection Point Table:From	Magnetic Direction	Distance (Meters)	Direct Positive Angle
PR-PP	S120[o]-00’E	57.0	00’-00”
PR-V1	N51[o]-00’E	19.0	291’-30”
PR-V2	N62[o]-00’E	20.0	302’-00”
PR-V3	N77[o]-00’E	24.0	315’-30”
PR-CC	N327[o]-00’W	24.0	207’-30”
PP-1	East	10.0

BOUNDARY DESCRIPTIONS OF THE REQUESTED AREA:

The “Walter” concession boundaries will follow the direction of the Universal Transverse Mercator (UTM) grid on vertices with incoming and outgoing angles of 90o, according to that outlined in the following table:

POINT OF BEGINNING	POINT OF ENDING	CARDINAL	DISTANCE IN METERS	UTM NORTH (FROM POB)	UTM EAST (FROM POB)
PP	A	east	10.00	N2090512	E372490
A	B	SOUTH	512.00	N2090512	E372500
B	C	WEST	2,000.00	N2089000	E372500
C	D	NORTH	1,000.00	N2089000	E370500
D	E	EAST	2,000.00	N2091000	E370500
E	A	SOUTH	488.00	N2091000	E372500

2)  MARIA Claim:

 “MARIA”,  located in the provinces of Monseñor Nouel and La Vega, in the Municipalities of Bonao and La Vega, in the sections of Sabana Del Puerto, Jumunucu and Guanábano, and in the village of Cerro Grande, found in the Fantino #6173-III (43)  topographical sheets, complying with the terms of mining law No. 146 and its regulations.

The total area covered by the exploration request is 1,486 mining hectares.

The Starting Point (PP in its Spanish acronym) is located 58.65  meters in a direction of S140 - 00’W from the Reference Point (PR in its Spanish acronym). This PP is identified on the ground by a concrete monument with the initials “PP” and with a partially buried two-inch diameter PVC tube filled with concrete.  The “PP” is located at coordinates UTM N2115880 y E353201 (Datum NAD27).

The Reference Point (PR) is identified on the ground in the same manner as the PP and is located on the East side of the road that connects the villages of La Ceibita, JunumucuyRincon. The PR is located at the coordinates UTM N2115935 y  E353216 (Datum NAD27).

The Point of Reference has been connected to three (3) visuals with landmarks on the ground with the initials V1, V2, and V3 in the following manner:

SHALEE Connection Point Table:

From	To	Magnetic Direction	Distance (Meters)	Direct Positive Angle

PR

	PP	S14[o]-30’W	58.65	00’-00”

PR

	V1	S38[o]-00’W	14.00	23’-30”
PR	V2	S74[o]-00’W	12.70	59’-30”
PR	V3	N74 [o]-00’W	8.10	91’-30”
PR	CC	S27[o] -00’E	11.0	318’-30”

BOUNDARY DESCRIPTIONS OF THE REQUESTED AREA

The “MARIA”  concession boundaries will follow the direction of the Universal Transverse Mercator (UTM) grid, on vertices with incoming and outgoing angles of 90o, according to that outlined in the following table:

POINT OF BEGINNING	POINT OF ENDING	CARDINAL	DISTANCE IN METERS	UTM NORTH (FROM POB)	UTM EAST (FROM POB)
PP	A	EAST	99	N2115880	E353201
A	B	SOUTH	280	N2115880	E353300
B	C	WEST	1,300	N2115600	E353300
C	D	SOUTH	600	N2115600	E352000
D	E	WEST	500	N2115000	E352000
E	F	SOUTH	2,000	N2115000	E351500
F	G	EAST	1,500	N2113000	E351500
G	H	SOUTH	1,000	N2113000	E353000
H	I	WEST	500	N2112000	E353000
I	J	SOUTH	1,000	N2112000	E352500
J	K	WEST	500	N2111000	E352500
K	L	SOUTH	200	N2111000	E352000
L	M	WEST	200	N2110800	E352000
M	N	NORTH	700	N2110800	E351800
N	O	EAST	500	N2111500	E351800
O	P	WEST	1,400	N2111500	E352300
P	Q	NORTH	1,300	N2112900	E352300
Q	R	WEST	900	N2112900	E351000
R	S	SOUTH	1,000	N2112000	E351000
S	T	WEST	1,000	N2112000	E350000
T	U	NORTH	800	N2111000	E350000
U	V	WEST	1,900	N2111000	E349000
V	W	NORTH	700	N2112900	E349000
W	X	WEST	1,400	N2112900	E348500
X	Y	NORTH	500	N2114300	E348500
Y	Z	EAST	1,700	N2114300	E348000
Z	A	SOUTH	5,300	N2116000	E348000

3) Shalee Claim:

 “SHALEE”,  located in the provinces of Santiago and La Vega, covering the municipalities of Janico and La Vega, sections of Loma de Corral, Mesetas, Jagua Abajo, Pinalito, El Caimito and Yaque Abajo, in Guanajuma, Henequen, Las Cuevas, Los Aqueyes, El Presentado, El Jagua, La Cruz de la Loma, El Corral, El Pichaco de Mongo, Loma de Bicaro and Ibeo, found in the La Vega 6073-I (31) and Janico 6073-IV (30) topographical sheets, complying with the terms of mining law No. 146 and its regulations.

The total area covered by the exploration request is 4,275 mining hectares.

The Starting Point (PP in its Spanish acronym) is located 16.62  meters in a direction of N120 - 00’E from the Reference Point (PR in its Spanish acronym). This PP is identified on the ground by a concrete monument with the initials “PP” and with a partially buried two-inch diameter PVC tube filled with concrete.  The “PP” is located at coordinates N2131477 and E317848  (Datum NAD27).

The Reference Point (PR) is identified on the ground in the same manner as the PP and is located on the East side of the lane that connects El Caimito and El Presentado on the South side of the Village Neighborhorhood Association Building. The PR is located at the coordinates UTM N2131455 y E317846 (Datum NAD27). The Point of Reference has been connected to three (3) visuals with landmarks on the ground with the initials V1, V2, and V3 in the following manner:

SHALEE Connection Point Table:

From	To	Magnetic Direction	Distance (Meters)	Direct Positive Angle

PR

	PP	N12[0]E	16.62	00[0]-00’
PR	V1	N40[0]E	10.36	28[0]-00’
PR	V2	N82[0]E	8.63	70[0]-00’

PR

	V3	S55[0]E	13.85	113[0]-00’
PR	CC	S35[0]E	12.30	133[0]-00’
PP	1	NORTH	23.00	-

BOUNDARY DESCRIPTIONS OF THE REQUESTED AREA

The “SHALEE”  concession boundaries will follow the direction of the Universal Transverse Mercator (UTM) grid, on vertices with incoming and outgoing angles of 90o, according to that outlined in the following table:

FROM

POINT

of beginninG

	To point of Ending	cardinal	Distance ( Meters)	UTM North (from POB)	UTM East (From POE)
PP	1	North
1	2	East		2133000N
2	3	South	1,500	2133300N	316000E
3	4	East	4,000	2131500N	316000E
4	5	South	1,000	2131500N	320000E
5	6	East	2,500	2130500N	320000E
6	7	South	1,500	2130500N	322500E
7	8	East	500	2129000N	322500E
8	9	South	1,500	2129000N	323000E
9	10	West	8,000	2128000N	323000E
10	11	South	4,000	2128000N	315000E
11	12	West	1,000	2124000N	315000E
12	13	North	2,000	2124000N	314000E
13	14	East	500	2126000N	314000E
14	15	North	4,000	2126000N	314500E
15	16	West	2,500	2130000N	314500E
16	17	North	2,000	2130000N	312000E
17	18	West	2,500	2132000N	312000E
18	19	North	1,500	2132000N	309500E
19	20	East	3,000	2133500N	309500E
20	21	South	500	3130000N	312500E
21	1	East		3130000N	312500E
1	PP	South		2133000N

4. Daniel Claim:

 “DANIEL”,  located in the province of Santiago, covering the municipality of  El Rubio (DM),  the section Magua and Pananao, and the villages of   Loma de Mina, la Mina, Magua Arriba, Los Sillones y los Rinconeso;  located in the Moncion topographic pages 5974-II (21) complying with the terms of mining law No. 146 and its regulations.

The total area covered by the exploration request is 900 mining hectares.

The Starting Point (PP in its Spanish acronym) is located 51.0 meters in a direction of S80 - 00’W from the Reference Point (PR in its Spanish acronym). This PP is identified on the ground by a concrete monument with the initials “PP” and with a partially buried two-inch diameter PVC tube filled with concrete.  The “PP” is located at coordinates UTM N2146645 and E272200 (Datum NAD27).

The Reference Point (PR in its Spanish acronym) is identified on the ground in the same manner as the PP and is located on the North side of the lane that connects the Moncion hydroelectric dam and the village of Los Rincones. The PR is located at the coordinates UTM N2146694 and E272211 (Datum NAD27), at a distance of approximately 10.0 meters from the centre of the road.

The Point of Reference has been connected to three (3) visuals with landmarks on the ground with the initials V1, V2, and V3 in the following manner:

DANIELConnection Point Table:

FROM	TO	BEARING	DISTANCE METERS	DIRECT POSITIVE ANGLE
PR	PP=1	S8[o]-00’W	51.00	00’-00”
PR	V1	N30[o]-00’E	32.75	65’-00”
PR	V2	S85[o]-00’E	6.50	133’-00”
PR	V3	S17[o]-00’E	15.50	158’-00”

BOUNDARY DESCRIPTIONS OF THE REQUESTED AREA:

The DANIEL  concession boundaries will follow the direction of the Universal Transverse Mercator (UTM) grid, on vertices with incoming and outgoing angles of 90o, according to that outlined in the following table:

FROM POINT of beginning

	To point of Ending	cardinal	Distance ( Meters)	UTM North (from POB)	UTM East (From POE)
PP = 1	2	North	555	2146645	278200
2	3	East	400	2147200	278200
3	4	North	400	2147200	278600
4	5	East	400	2147600	278600
5	6	South	4600	2147600	279000
6	7	East	1000	2143000	279000
7	8	South	1500	2143000	278000
8	9	West	2000	2141500	278000
9	10	North	500	2141500	276000
10	11	West	500	2142000	276000
11	12	North	500	2142000	275500
12	13	West	1000	2142500	275500
13	14	North	1000	2142500	274500
14	15	East	300	2143500	274500
15	16	North	800	2143500	274800
16	17	East	700	2144300	274800
17	18	South	500	2144300	275500
18	19	East	800	2143800	275500
19	20	South	500	2143800	276300
20	21	East	200	2143300	276300
21	22	South	1400	2143300	276500
22	23	East	900	2141900	276500
23	24	North	1700	2141900	277400
24	25	East	700	2143600	277400
25	26	North	400	2143600	278100
26	27	West	100	2144000	278100
27	28	North	1200	2144000	278000
28	29	East	300	2145200	278000
29	30	North	500	2145200	278300
30	31	West	100	2145700	278300
31	PP = 1	North	945	2145700	278200